II-VI Incorporated

Our Technologies for tomorrow's necessity

www.ii-vi.com NASDAQ: IIVI A Global Leader in Engineered Materials & Opto-Electronic Components Exhibit 99.1

About II-VI

2014
1987
NASDAQ:IIVI
1971
Founded
Semi. Cap. Equipment
All Other
Life Science

Markets
Optical
Communication
22%
Industrial
46%
Military
20%
Worldwide
56%
USA
44%
Photonics
32%
Performance
Products
36%
4%
4%
4%
Geography
Segments
Headquartered in Saxonburg, PA
35 locations in 14 countries
4 consecutive decades of profitability and counting

Laser
Solutions
36%

10 Year Growth Trend
Fiscal Year Revenues ($M)
Fiscal Year Cash Flow from
Operations ($M)
Organic Growth + Timely Acquisitions = Strong Financial Results
$187
$224
$225
$316
$292
$345
$503
$536
$558
$683
$19
$41
$45
$46
$49
$72
$73
$88
$108
$95
2005  2006  2007 2008  2009  2010  2011  2012  2013  2014 2005  2006  2007 2008  2009  2010  2011  2012  2013  2014

II-VI Incorporated

INFRARED | HIGHYAG | LASER ENTERPRISE | SUWTECH | LASERTECH

Expand into high power semi-conductor
laser markets
Leverage global footprint, world class
quality and market leadership
Vertical integration of key
technologies
Customer focused
integrated solutions
Laser Solutions Segment
Strategy

Revenue
TAM
Share
FY14 FY13
$254M      $218M
$885M
29%

II-VI Incorporated

PHOTOP | OPTICAL COMMUNICATIONS

Serve worldwide optical communication
markets
Expand competitive advantage with world
class quality and customer service
Increase profitability through vertical
integration and low-cost global
manufacturing
Targeted RD&E investments
that drive new product
introduction
Photonics Segment
Strategy

Revenue
TAM
Share
FY14 FY13
$217M      $141M
$2.0B
11%

II-VI Incorporated

MARLOW | M CUBED | ADVANCED MATERIALS | OPTICAL SYSTEMS | PERFORMANCE METALS

Drive innovations in differentiated and unique
market segments
Target new markets where II-VI technology enables
growth and new functionality
Leverage vertical integration
for cost and performance
Performance Products Segment
Strategy

—
Free Standing Diamond
—
BiTe Thermoelectrics
—
Precision Optical Systems
—
Reaction Bonded SiC Tools
—
High Value Material
Reclamation
Revenue
TAM
Share
FY14 FY13
$213M      $192M
$2.1M
10%

II-VI Incorporated

Laser Solutions

AMADA
rofin
TRUMPF
SAMSUNG
JDSU
COHERENT.
LG
NORTHROP GRUMMAN
Das Auto.

Photonics

Finisar
Google
CISCO
TE
Alcatel·Lucent
ThermoFisher SCIENTIFIC
HUAWEI
ciena
BD
Abbott
A Promise for Life

Performance Products

BAE SYSTEMS
KLA Tencor
Accelerating Yield
LOCKHEED MARTIN
FUJITSU
Honeywell
SUMITOMO ELECTRIC
HITACHI
Infineon
NASA
EM4

Serving Industry Leaders 7

II-VI Incorporated

Laser Solutions

Photonics

II-VI

PHOTOP
WAVELENGTH LOCKE

Performance Products

MARLOW

Products 8

42%
21%
20%
39%
24%
16%
37%
22%
13%
33%
15%
7%
FY 11
FY 12
FY 13
FY 14
Gross Margin
EBITDA
Operating Margin

Profitability, Expectation & Liquidity
Margin History
Gross Margin
EBITDA
Operating Margin
FY15 FY16
33%-38%     37%-40%
15%-18%     19%-21%
7%-10%       9%-12%
Expectations
Cash & Equivalents
Cash Flow from Operations
Long-Term Debt
(Including  current  portion)
Shareholders' Equity
FY14 FY13
$175M     $185M
$95M        $108M
$241M      $114M
$675M      $636M
Cash & Liquidity

www.ii-vi.com I NASDAQ: IIVI 10